Exhibit 99.1

PRESS RELEASE	Franklin Street Properties Corp.

401 Edgewater Place  Suite 200  Wakefield, Massachusetts  01880  (781) 557-1300     www.franklinstreetproperties.com

Contact: Georgia Touma (877) 686-9496	For Immediate Release

Franklin Street Properties Corp. Announces

Fourth Quarter and Year End 2015 Results

Wakefield, MA—February 16, 2016—Franklin Street Properties Corp. (the “Company”,  “FSP”, “we” or “our”) (NYSE MKT:  FSP), a real estate investment trust (REIT), announced today Funds From Operations (FFO) of $27.1 million or $0.27 per share for the fourth quarter ended December 31, 2015;  and FFO of $106.9 million or $1.07 per share for the full year ended December 31, 2015.  Net income was $15.4 million or $0.15 per share for the fourth quarter ended December 31, 2015 and $35.0 million or $0.35 per share for the year ended December 31, 2015.

The Company evaluates its performance based on FFO, AFFO,  Net Income and EPS and believes each is an important measure.  A reconciliation of Net Income to FFO and AFFO, which is a non-GAAP financial measure, is provided on page 3 of this press release.

(in 000's except per share data)	Three Months Ended December 31,			Year Ended December 31,
			Increase			Increase
	2015	2014	(Decrease)	2015	2014	(Decrease)

Net Income	$15,412	$4,295	$11,117	$35,014	$13,148	$21,866

FFO	$27,076	$27,525	$(449)	$106,890	$112,462	$(5,572)
Per Share Data:
EPS	$0.15	$0.04	$0.11	$0.35	$0.13	$0.22
FFO	$0.27	$0.27	$—	$1.07	$1.12	$(0.05)
AFFO	$0.17	$0.20	$(0.03)	$0.80	$0.89	$(0.09)

Weighted average shares (diluted)	100,187	100,187	—	100,187	100,187	—

Comparing results for the fourth quarter of 2015 to the same period in 2014, FFO decreased $0.4 million to $27.1 million and was $0.27 per share for the fourth quarter of 2015 and 2014.  The FFO decrease was primarily from lower property income as a result of asset sales,  loan repayments achieved in the last twelve months and lower occupancy, which was partially offset as a result of the acquisition of a property on April 8, 2015.    We recorded a $12.3 million gain on the sale of a property on December 9, 2015.  Net Income and EPS was $15.4 million and $0.15 per share for the fourth quarter of 2015, respectively, compared to a  Net Income of $4.3 million and EPS of $0.04 for the fourth quarter of 2014.

Comparing results for the year ended December 31, 2015 to the same period in 2014, FFO decreased $5.6 million or $0.05 per share to $106.9 million or $1.07 per share.  The FFO decrease was primarily from lower property income as a result of asset sales and loan repayments achieved in the last twelve months and from lower occupancy, which was partially offset as a result of the acquisition of a property on April 8, 2015.  We recorded a $23.7 million gain on the sale of four properties during the year ended December 31, 2015.  Net Income and EPS was $35.0 million and $0.35 per share for the year ended December 31, 2015, respectively, compared to Net Income of $13.1 million and EPS of $0.13 for the year ended December 31, 2014.

George J. Carter, President and CEO, commented as follows:

“For the fourth quarter of 2015, FSP’s funds from operations, or FFO, totaled approximately $27.1 million or $0.27 per share.  For the full year 2015, our FFO totaled approximately $106.9 million or $1.07 a share.  These results are within our initial full year 2015 FFO guidance range of $1.03 to $1.08 per diluted share.  FSP’s full year 2015 adjusted funds from operations, or AFFO totaled approximately $79.8 million or $0.80 per share.  Dividend distributions paid/declared for full year 2015 totaled $76.1 million or $0.76 per share.  We also recorded gains on the sale of four properties during 2015 of $23.7 million or $0.24 per share.  Our initial FFO guidance for full year 2016 is estimated to be in the range of $1.01 to $1.07 per diluted share and for the first quarter of 2016 we estimate FFO to be in the range of $0.24 to $0.26 per diluted share.

Our directly owned real estate portfolio of 36 properties totaling approximately 9.5 million square feet was approximately 91.6% leased as of December 31, 2015.  We did significant leasing in the fourth quarter, much of it renewals ahead of lease expirations in future periods.  We anticipate continued positive leasing activity within the portfolio during 2016.

On December 9, 2015, we sold our San Jose, California property, known as Montague Business Center,  for $30.3 million.  On January 19, 2016, an affiliate of FSP sold the 296,000 square foot office building, known as Central Park Tower, located at 385 Interlocken Boulevard in Broomfield,  Colorado within the Denver-Boulder corridor for $83.5 million and our $37.5 million first mortgage loan on that property was repaid in full.  Central Park Tower was developed as a spec office building in 2008-2009.  Its sale represents a record price per square foot for an office property sale in the Northwest submarket of Denver.  We continue to work on finalizing plans for our anticipated next development opportunity at 801 Marquette Avenue South in Minneapolis, Minnesota.  We expect ongoing property disposition/acquisition activity during 2016 as we continue to reposition the portfolio into larger, multi-tenant, urban infill/CBD office assets, primarily within our five core markets of Atlanta, Dallas, Denver, Houston and Minneapolis.

As we begin 2016, our property portfolio is operating smoothly with existing and known upcoming vacancy square footage actively being marketed to multiple potential tenants.  We look forward with anticipation to 2016 and beyond.”

Dividend Update

On January 8, 2016, the Company announced that its Board of Directors declared a regular quarterly dividend for the three months ended December 31, 2015 of $0.19 per share of common stock that was paid on February 11, 2016 to stockholders of record on January 22, 2016.

FFO Guidance

Our full year FFO guidance for 2016 is estimated to be in the range of $1.01 to $1.07 per diluted share and for the first quarter of 2016 we estimate FFO to be in the range of $0.24 to $0.26 per diluted share.  This guidance (a) excludes the impact of future acquisitions, developments, dispositions, debt financings or repayments or other capital market transactions; (b) reflects estimates from our ongoing portfolio of properties, other real estate investments and G&A expenses; and (c) reflects our current expectations of economic conditions.  We will update guidance quarterly in our earnings releases.  There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Real Estate Update

Supplementary schedules provide property information for the Company’s owned real estate portfolio and for two non-consolidated REITs in which the Company holds preferred stock interests as of December 31, 2015.  The Company will also be filing an updated supplemental information package that will provide stockholders and the financial community with additional operating and financial data.  The Company will file this supplemental information package with the SEC and make it available on its website at www.franklinstreetproperties.com.

Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO)

A reconciliation of Net Income to FFO and AFFO is shown below and a definition of FFO and AFFO is provided on Supplementary Schedule H.  Management believes FFO and AFFO are used broadly throughout the real estate investment trust (REIT) industry as measurements of performance.   Management also believes that FFO and AFFO represent the most accurate measures of activity and are the basis for distributions paid to equity holders.  The Company has included the NAREIT FFO definition in the table and notes that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently.  The Company’s computation of FFO and AFFO may not be comparable to FFO or AFFO reported by other REITs or real estate companies that define FFO or AFFO differently.

Reconciliation of Net Income to FFO and AFFO:	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands, except per share amounts)	2015	2014	2015	2014

Net income	$15,412	$4,295	$35,014	$13,148
Gain on sale of assets, less applicable income tax	(12,251)	(940)	(23,662)	(940)
GAAP loss from non-consolidated REITs	807	269	1,451	1,760
FFO from non-consolidated REITs	601	652	2,732	1,930
Depreciation & amortization	22,507	23,249	91,201	96,550
NAREIT FFO	27,076	27,525	106,736	112,448
Acquisition costs of new properties	—	—	154	14
Funds From Operations (FFO)	$27,076	$27,525	$106,890	$112,462

Funds From Operations (FFO)	$27,076	$27,525	$106,890	$112,462
Reverse FFO from non-consolidated REITs	(601)	(652)	(2,732)	(1,930)
Distributions from non-consolidated REITs	26	26	107	107
Amortization of deferred financing costs	518	506	2,068	2,002
Straight-line rent	(875)	(698)	(2,448)	(4,736)
Tenant improvements	(3,788)	(4,244)	(11,938)	(9,825)
Leasing commissions	(3,952)	(1,405)	(7,811)	(5,848)
Non-investment capex	(1,162)	(851)	(4,306)	(3,536)
Adjusted Funds From Operations (AFFO)	$17,242	$20,207	$79,830	$88,696

Per Share Data
EPS	$0.15	$0.04	$0.35	$0.13
FFO	$0.27	$0.27	$1.07	$1.12
AFFO	$0.17	$0.20	$0.80	$0.89

Weighted average shares (basic and diluted)	100,187	100,187	100,187	100,187

Today’s news release, along with other news about Franklin Street Properties Corp., is available on the Internet at www.franklinstreetproperties.com.  We routinely post information that may be important to investors in the Investor Relations section of our website.  We encourage investors to consult that section of our website regularly for important information about us and, if they are interested in automatically receiving news and information as soon as it is posted, to sign up for E-mail Alerts.

Earnings Call

A conference call is scheduled for February 17, 2016 at 10:00 a.m. (ET) to discuss the fourth quarter 2015 results. To access the call, please dial 1-877-507-4376. Internationally, the call may be accessed by dialing 1-412-317-6014.  To listen via live audio webcast, please visit the Webcasts & Presentations section in the Investor Relations section of the Company's website (www.franklinstreetproperties.com) at least ten minutes prior to the start of the call and follow the posted directions. The webcast will also be available via replay from the above location starting one hour after the call is finished.

About Franklin Street Properties Corp.

Franklin Street Properties Corp., based in Wakefield, Massachusetts, is focused on investing in institutional-quality office properties in the U.S.  FSP’s strategy is to invest in select urban infill and central business district (CBD) properties, with primary emphasis on our top five markets of Atlanta, Dallas, Denver, Houston, and Minneapolis.  FSP seeks value-oriented investments with an eye towards long-term growth and appreciation, as well as current income.  FSP is a Maryland corporation that operates in a manner intended to qualify as a real estate investment trust (REIT) for federal income tax purposes.  To learn more about FSP please visit our website at www.franklinstreetproperties.com.

Forward-Looking Statements

Statements made in this press release that state FSP’s or management’s intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  This press release may also contain forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements.  Accordingly, readers are cautioned not to place undue reliance on forward-looking statements.  Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, economic conditions in the United States, disruptions in the debt markets, economic conditions in the markets in which we own properties, risks of a lessening of demand for the types of real estate owned by us, changes in government regulations and regulatory uncertainty,  uncertainty about governmental fiscal policy, geopolitical events and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments.  See the “Risk Factors” set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015, as the same may be updated from time to time in subsequent filings with the United States Securities and Exchange Commission.  Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  We will not update any of the forward-looking statements after the date of this press release to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

Franklin Street Properties Corp.

Earnings Release

Supplementary Information

Table of Contents

Franklin Street Properties Corp. Financial Results	A-C
Real Estate Portfolio Summary Information	D
Portfolio and Other Supplementary Information	E
Percentage of Leased Space	F
Largest 20 Tenants – FSP Owned Portfolio	G
Definition of Funds From Operations (FFO)	H

Franklin Street Properties Corp. Financial Results

Supplementary Schedule A

Condensed Consolidated Income (Loss) Statements

(Unaudited)

	For the		For the
	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands, except per share amounts)	2015	2014	2015	2014

Revenue:
Rental	$59,656	$61,022	$237,856	$243,341
Related party revenue:
Management fees and interest income from loans	1,575	1,465	5,930	6,241
Other	19	2	81	101
Total revenue	61,250	62,489	243,867	249,683

Expenses:
Real estate operating expenses	15,939	16,334	61,890	62,032
Real estate taxes and insurance	9,202	9,288	38,660	36,857
Depreciation and amortization	22,569	23,174	91,359	95,915
Selling, general and administrative	3,128	3,492	13,291	12,983
Interest	6,455	6,483	25,432	27,433
Total expenses	57,293	58,771	230,632	235,220

Income before interest income, equity in losses of non-consolidated REITs and taxes	3,957	3,718	13,235	14,463
Interest income	—	1	1	3
Equity in losses of non-consolidated REITs	(807)	(269)	(1,451)	(1,760)
Gain on sale of properties, less applicable income tax	12,251	940	23,662	940

Income before taxes on income	15,401	4,390	35,447	13,646
Taxes on income	(11)	95	433	498
Net income	$15,412	$4,295	$35,014	$13,148

Weighted average number of shares outstanding, basic and diluted	100,187	100,187	100,187	100,187

Earnings per share, basic and diluted:
Net income per share, basic and diluted	$0.15	$0.04	$0.35	$0.13

Franklin Street Properties Corp. Financial Results

Supplementary Schedule B

Condensed Consolidated Balance Sheets

(Unaudited)

	December 31,
(in thousands, except share and par value amounts)	2015	2014
Assets:
Real estate assets:
Land	$170,021	$183,930
Buildings and improvements	1,637,066	1,604,984
Fixtures and equipment	2,528	1,677
	1,809,615	1,790,591
Less accumulated depreciation	299,991	266,284
Real estate assets, net	1,509,624	1,524,307
Acquired real estate leases, less accumulated amortization of $112,844 and $101,838, respectively	108,046	138,714
Investment in non-consolidated REITs	77,019	78,611
Cash and cash equivalents	18,163	7,519
Restricted cash	23	742
Tenant rent receivables, less allowance for doubtful accounts of $130 and $325, respectively	2,898	4,733
Straight-line rent receivable, less allowance for doubtful accounts of $50 and $162, respectively	48,502	47,021
Prepaid expenses and other assets	7,837	10,292
Related party mortgage loan receivables	118,641	93,641
Other assets: derivative asset	1,132	3,020
Office computers and furniture, net of accumulated depreciation of $1,333 and $1,036, respectively	484	609
Deferred leasing commissions, net of accumulated amortization of $20,002 and $16,944, respectively	28,999	27,181
Total assets	$1,921,368	$1,936,390

Liabilities and Stockholders’ Equity:
Liabilities:
Bank note payable	$290,000	$268,000
Term loans payable	620,000	620,000
Accounts payable and accrued expenses	49,489	42,561
Accrued compensation	3,726	3,758
Tenant security deposits	4,829	4,248
Other liabilities: derivative liability	8,243	7,268
Acquired unfavorable real estate leases, less accumulated amortization of $9,368 and $8,687, respectively	9,425	10,908
Total liabilities	985,712	956,743

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.0001 par value, 20,000,000 shares authorized, none issued or outstanding	-	-
Common stock, $.0001 par value, 180,000,000 shares authorized, 100,187,405 and 100,187,405 shares issued and outstanding, respectively	10	10
Additional paid-in capital	1,273,556	1,273,556
Accumulated other comprehensive loss	(7,111)	(4,248)
Accumulated distributions in excess of accumulated earnings	(330,799)	(289,671)
Total stockholders’ equity	935,656	979,647
Total liabilities and stockholders’ equity	$1,921,368	$1,936,390

Franklin Street Properties Corp. Financial Results

Supplementary Schedule C

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the
	Year Ended
	December 31,
(in thousands)	2015	2014
Cash flows from operating activities:
Net income	$35,014	$13,148
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	93,426	97,916
Amortization of above market lease	(158)	635
Equity in losses of non-consolidated REITs	1,451	1,760
Gain on sale of properties, less applicable income tax	(23,662)	(940)
Increase (decrease) in allowance for doubtful accounts	(195)	275
Changes in operating assets and liabilities:
Restricted cash	719	(99)
Tenant rent receivables	2,030	94
Straight-line rents	(2,448)	(4,737)
Lease acquisition costs	(1,487)	(440)
Prepaid expenses and other assets	422	700
Accounts payable, accrued expenses and other items	5,505	206
Accrued compensation	(32)	773
Tenant security deposits	581	222
Payment of deferred leasing commissions	(8,276)	(6,347)
Net cash provided by operating activities	102,890	103,166
Cash flows from investing activities:
Property acquisitions	(66,104)	—
Acquired real estate leases	(10,604)	—
Property improvements, fixtures and equipment	(21,750)	(18,370)
Office computers and furniture	(179)	(191)
Distributions in excess of earnings from non-consolidated REITs	107	107
Repayment of related party mortgage loan receivable	—	17,275
Investment in related party mortgage loan receivable	(25,000)	(11,170)
Proceeds received on sales of real estate assets	85,426	14,192
Changes in deposits on real estate assets	—	—
Net cash provided by (used in) investing activities	(38,104)	1,843
Cash flows from financing activities:
Distributions to stockholders	(76,142)	(76,142)
Borrowings under bank note payable	110,000	15,000
Repayments of bank note payable	(88,000)	(53,500)
Deferred financing costs	—	(2,471)
Net cash used in financing activities	(54,142)	(117,113)
Net increase (decrease) in cash and cash equivalents	10,644	(12,104)
Cash and cash equivalents, beginning of year	7,519	19,623
Cash and cash equivalents, end of period	$18,163	$7,519

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule D

Real Estate Portfolio Summary Information

(Unaudited & Approximated)

Commercial portfolio lease expirations (1)
	Total	% of
Year	Square Feet	Portfolio
2016	893,003	9.4%
2017	1,111,385	11.7%
2018	1,107,685	11.7%
2019	1,286,426	13.6%
2020	851,253	9.0%
Thereafter (2)	4,245,201	44.6%
	9,494,953	100.0%

(1)	Percentages are determined based upon total square footage.
(2)	Includes 799,607 square feet of current vacancies.

(dollars & square feet in 000's)	As of December 31, 2015
	# of		% of	Square	% of
State	Properties	Investment	Portfolio	Feet	Portfolio

Texas	9	$365,808	24.2%	2,418	25.5%
Colorado	5	430,906	28.5%	2,010	21.2%
Georgia	4	285,360	18.9%	1,838	19.4%
Virginia	4	93,530	6.2%	685	7.2%
Minnesota	2	30,891	2.0%	476	5.0%
Missouri	3	61,438	4.1%	478	5.0%
North Carolina	2	55,187	3.7%	322	3.4%
Illinois	2	44,456	2.9%	372	3.9%
Maryland	1	51,235	3.4%	325	3.4%
Florida	1	41,919	2.8%	213	2.2%
Indiana	1	31,611	2.1%	205	2.2%
California	1	3,812	0.3%	36	0.4%
Washington	1	13,471	0.9%	117	1.2%
	36	$1,509,624	100.0%	9,495	100.0%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule E

Portfolio and Other Supplementary Information

(Unaudited & Approximated)

Recurring Capital Expenditures

Owned Portfolio

(in thousands)	For the Three Months Ended				Year ended
	31-Mar-15	30-Jun-15	30-Sep-15	31-Dec-15	31-Dec-15
Tenant improvements	$2,936	$3,420	$1,794	$3,788	$11,938
Deferred leasing costs	830	1,539	1,490	3,952	7,811
Non-investment capex	643	1,411	1,090	1,162	4,306
	$4,409	$6,370	$4,374	$8,902	$24,055

	For the Three Months Ended:				Year ended
	31-Mar-14	30-Jun-14	30-Sep-14	31-Dec-14	31-Dec-14
Tenant improvements	$1,132	$1,837	$2,612	$4,244	$9,825
Deferred leasing costs	1,080	2,786	577	1,405	5,848
Non-investment capex	364	1,621	700	851	3,536
	$2,576	$6,244	$3,889	$6,500	$19,209

Square foot & leased percentages	December 31,	December 31,
	2015	2014
Owned portfolio of commercial real estate
Number of properties (a)	36	38
Square feet	9,494,953	9,580,057
Leased percentage	91.6%	92.8%

Investments in non-consolidated REITs
Number of properties	2	2
Square feet	1,396,071	1,395,780
Leased percentage	73.5%	71.3%

Single Asset REITs (SARs) managed
Number of properties	7	8
Square feet	1,487,026	1,897,801
Leased percentage	77.0%	84.7%

Total owned, investments & managed properties
Number of properties	45	48
Square feet	12,378,050	12,873,638
Leased percentage	87.8%	89.3%
(a)	The number of properties at December 31, 2015 and 2014 includes our buildings at 801 Marquette Ave. and

121 South 8th Street in Minneapolis, MN separately.  They had previously been presented as one property.

The following table shows property information for our investments in non-consolidated REITs:

			Square	% Leased	% Interest
Single Asset REIT name	City	State	Feet	31-Dec-15	Held
FSP 303 East Wacker Drive Corp.	Chicago	IL	861,000	63.9%	43.7%
FSP Grand Boulevard Corp.	Kansas City	MO	535,071	88.8%	27.0%
			1,396,071	73.5%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule F

Percentage of Leased Space

(Unaudited & Estimated)

					Third		Fourth
				% Leased (1)	Quarter	% Leased (1)	Quarter
				as of	Average %	as of	Average %
	Property Name	Location	Square Feet	30-Sep-15	Leased (2)	31-Dec-15	Leased (2)

1	HILLVIEW CENTER	Milpitas, CA	36,288	100.0%	100.0%	100.0%	100.0%
2	FOREST PARK	Charlotte, NC	62,212	100.0%	100.0%	100.0%	100.0%
3	MEADOW POINT	Chantilly, VA	138,537	100.0%	100.0%	100.0%	100.0%
4	TIMBERLAKE	Chesterfield, MO	234,023	93.8%	93.8%	95.4%	94.3%
5	FEDERAL WAY	Federal Way, WA	117,010	58.9%	58.9%	66.8%	64.9%
6	NORTHWEST POINT	Elk Grove Village, IL	176,848	100.0%	100.0%	100.0%	100.0%
7	TIMBERLAKE EAST	Chesterfield, MO	116,197	43.7%	43.7%	96.2%	61.2%
8	PARK TEN	Houston, TX	157,460	63.1%	63.1%	63.1%	63.1%
	MONTAGUE (3)	San Jose, CA	—	81.1%	81.1%	(3)	(3)
9	ADDISON	Addison, TX	290,041	93.4%	92.8%	93.4%	93.4%
10	COLLINS CROSSING	Richardson, TX	300,887	100.0%	100.0%	100.0%	100.0%
11	GREENWOOD PLAZA	Englewood, CO	196,236	100.0%	100.0%	100.0%	100.0%
12	RIVER CROSSING	Indianapolis, IN	205,059	90.6%	90.6%	91.1%	91.1%
13	LIBERTY PLAZA	Addison, TX	218,934	82.5%	82.5%	81.8%	79.2%
14	INNSBROOK	Glen Allen, VA	298,456	99.9%	99.9%	100.0%	100.0%
15	380 INTERLOCKEN	Broomfield, CO	240,185	97.1%	97.1%	97.1%	97.1%
16	BLUE LAGOON	Miami, FL	212,619	100.0%	100.0%	100.0%	100.0%
17	ELDRIDGE GREEN	Houston, TX	248,399	100.0%	100.0%	100.0%	100.0%
18	ONE OVERTON PARK	Atlanta, GA	387,267	85.0%	84.5%	85.0%	85.0%
19	390 INTERLOCKEN	Broomfield, CO	241,516	85.3%	81.0%	84.6%	85.1%
20	EAST BALTIMORE	Baltimore, MD	325,445	85.4%	84.7%	85.4%	85.4%
21	PARK TEN PHASE II	Houston, TX	156,746	100.0%	100.0%	100.0%	100.0%
22	LAKESIDE CROSSING I	Maryland Heights, MO	127,778	100.0%	100.0%	100.0%	100.0%
23	LOUDOUN TECH	Dulles, VA	136,658	92.0%	92.0%	92.0%	92.0%
24	4807 STONECROFT	Chantilly, VA	111,469	100.0%	100.0%	100.0%	100.0%
25	121 SOUTH EIGHTH ST	Minneapolis, MN	305,990	90.8%	90.1%	88.3%	88.3%
26	801 Marquette Ave South	Minneapolis, MN	169,704	90.8%	90.1%	97.2%	97.2%
27	EMPEROR BOULEVARD	Durham, NC	259,531	100.0%	100.0%	100.0%	100.0%
28	LEGACY TENNYSON CTR	Plano, TX	202,600	100.0%	100.0%	100.0%	100.0%
29	ONE LEGACY	Plano, TX	214,110	100.0%	100.0%	100.0%	100.0%
30	909 DAVIS	Evanston, IL	195,245	100.0%	100.0%	100.0%	100.0%
31	ONE RAVINIA DRIVE	Atlanta, GA	386,603	94.8%	94.8%	94.8%	94.8%
32	TWO RAVINIA	Atlanta, GA	442,130	77.4%	76.9%	80.8%	78.6%
33	WESTCHASE I & II	Houston, TX	629,025	90.2%	90.2%	87.0%	87.8%
34	1999 BROADWAY	Denver, CO	676,379	82.5%	85.1%	82.7%	82.7%
35	999 PEACHTREE	Atlanta, GA	621,946	94.7%	94.7%	95.0%	95.2%
36	1001 17th STREET	Denver, CO	655,420	86.3%	86.3%	88.6%	87.6%
	TOTAL WEIGHTED AVERAGE (4)		9,494,953	90.5%	90.5%	91.6%	90.8%

(1)	% Leased as of month's end includes all leases that expire on the last day of the quarter.
(2)	Average quarterly percentage is the average of the end of the month leased percentage for each of the 3 months during the quarter.
(3)	Property was sold on December 9, 2015.
(4)	Totals for Q3 include Montague, which was sold in Q4 2015.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule G

Largest 20 Tenants – FSP Owned Portfolio

(Unaudited & Estimated)

The following table includes the largest 20 tenants in FSP’s owned portfolio based on total square feet:

As of December 31, 2015

			% of
	Tenant	Sq Ft	Portfolio
1	TCF National Bank (a)	263,111	3.0%
2	Quintiles Transnational Corp	259,531	3.0%
3	CITGO Petroleum Corporation	248,399	2.9%
4	Newfield Exploration Company	234,495	2.7%
5	US Government	223,433	2.6%
6	Sutherland Asbill Brennan LLP	222,422	2.6%
7	Burger King Corporation	212,619	2.4%
8	Denbury Onshore, LLC	202,600	2.3%
9	SunTrust Bank	182,888	2.1%
10	Centene Management Company, LLC	179,637	2.1%
11	Citicorp Credit Services, Inc	176,848	2.0%
12	T-Mobile South, LLC dba T-Mobile	151,792	1.7%
13	Houghton Mifflin Harcourt Publishing Company	150,050	1.7%
14	Petrobras America, Inc.	144,813	1.7%
15	Murphy Exploration & Production Company	144,677	1.7%
16	Argo Data Resource Corporation	140,246	1.6%
17	Monsanto Company	127,778	1.5%
18	Federal National Mortgage Association	123,144	1.4%
19	Vail Corp d/b/a Vail Resorts	122,232	1.4%
20	Kaiser Foundation Health Plan	120,979	1.4%
	Total	3,631,694	41.8%

_________________

(a)	The leases with this tenant concluded on December 31, 2015.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule H

Definition of Funds From Operations (“FFO”) and

Adjusted Funds From Operations (“AFFO”)

Funds From Operations (“FFO”)

The Company evaluates performance based on Funds From Operations, which we refer to as FFO.  The Company defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and acquisition costs of newly acquired properties that are not capitalized, plus depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges on properties or investments in non-consolidated REITs, and after adjustments to exclude equity in income or losses from, and, to include the proportionate share of FFO from, non-consolidated REITs.

FFO should not be considered as an alternative to net income (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.

Other real estate companies and NAREIT, may define this term in a different manner.  We have included the NAREIT FFO definition in our table and note that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than we do.

We believe that in order to facilitate a clear understanding of the results of the Company, FFO should be examined in connection with net income and cash flows from operating, investing and financing activities in the consolidated financial statements.

Adjusted Funds From Operations (“AFFO”)

The Company also evaluates performance based on Adjusted Funds From Operations, which we refer to as AFFO.  The Company defines AFFO as the sum of (1) FFO; (2) excluding our proportionate share of FFO and including distributions received, from non-consolidated REITs; (3) excluding the effect of straight-line rent; (4) plus deferred financing costs, (5) less recurring capital expenditures that are generally for maintenance of properties, which we call non-investment capex or are second generation capital expenditures.  Second generation costs include re-tenanting space after a tenant vacates, which include tenant improvements and leasing commissions.

We exclude development/redevelopment activities, capital expenditures planned at acquisition and costs to reposition a property. We also exclude first generation leasing costs, which are generally to fill vacant space in properties we acquire or were planned for at acquisition.

AFFO should not be considered as an alternative to net income (determined in accordance with GAAP), as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.  Other real estate companies may define this term in a different manner.  We believe that in order to facilitate a clear understanding of the results of the Company, AFFO should be examined in connection with net income and cash flows from operating, investing and financing activities in the consolidated financial statements.